Exhibit 4.3

THE OPTIONS REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE LAWS OF ANY JURISDICTION. NEITHER THE OPTIONS NOR SUCH SHARES MAY BE OFFERED, SOLD TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

Ordinary Shares

OPTION TO PURCHASE ORDINARY SHARES OF

Nano-X Imaging Ltd. (the “Company”)
Incorporated under the Laws of Israel

ISSUED ON September 2, 2019 (the “Effective Date”)

Void after 5:00 p.m., United States Eastern Time, on                , 2021 (the “Expiration Date”)

The Company hereby grants to                (the “Holder”) this Option to acquire           fully paid and non-assessable Ordinary Shares of NIS 0.01 of the Company (the “Option Shares”), at the Exercise Price (as defined below), all subject to the terms and conditions set forth herein.

1.          Definitions. In this Option, the following terms shall have the following meanings:

(i)          “Incorporation Documents” means the Memorandum and Articles of Association of the Company, as such Memorandum and Articles of Association may be amended, restated or supplemented from time to time.

(ii)          “Company” has the meaning set forth in the preamble hereto.

(iii)          “Effective Date” has the meaning set forth in the preamble hereto.

(iv)          “Exercise Price” means $               per Option Share.

(v)          “Expiration Date” has the meaning set forth in the preamble hereto.

(vi)          “Holder” has the meaning set forth in the preamble hereto.

(vii)          “Option Shares” has the meaning set forth in the preamble hereto.

2.          Exercise of the Option.

(i)          Exercise and Termination.

a)          The Option is exercisable immediately as from the Effective Date.

b)          The Holder must exercise this Option prior to the Expiration Date, after which it will become void.

c)          Upon exercise of the Option, the Company shall issue the Option Shares to the Holder. The Holder will provide the Company the information required in order to appropriately record the issuance.

(ii)          Procedure for Exercise.

a)          The Holder may exercise this Option, in whole or in part, by notifying the Company, and making actual payment in cash to the Company, of the full of the aggregate Exercise Price for all or any part, as applicable, of the Option Shares, prior to the Expiration Date. Payment of the Exercise Price shall be made in cash or certified check or by bank draft in lawful money of the United States of America (or on a cashless basis as permitted herein. In any event set-off would not be considered as payment. Such notice shall be irrevocable and substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder.

b)          Cashless Exercise. In the event that the resale of the Option Shares are not included on an effective registration statement at or prior to the date that is six months following the Closing Date (or the prospectus contained therein is not available for use), then Holder shall have the right, to convert this Warrant (the “Conversion Right”) into Ordinary Shares as provided in this Section 2(b)(ii). Upon exercise of the Conversion Right with respect to Ordinary Shares (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of Ordinary Shares computed using the following formula:

X = Y (A - B)

A

Where:                      X = the number of Ordinary Shares to be delivered to the Holder;

    Y = the number of Converted Ordinary Shares;

    A = the Current Market Price; and

    B = the Current Exercise Price (as adjusted on the Conversion Date).

No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued (determined in accordance with the foregoing formula) is other than a whole number, the Company shall pay to the Holder with respect to such fractional shares an amount in cash determined in accordance with Section 2(b)(ii).

The Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal executive office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the total number of Ordinary Shares under the Warrant that the Holder is exercising through the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”). Certificates for the shares issuable upon exercise of the Conversion Right shall be delivered to the Holder promptly following the Conversion Date and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrant shall also be delivered to the Holder.

“Current Market Price” means, in respect of any Ordinary Share on any date herein specified:

1)
If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

2)
If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

3)
If there is no active public market, the value shall be the fair market value thereof, as determined by the Board in good faith after consultation with a financial advisor or investment bank of United States national reputation.

3.          Rights. The Holder acknowledges that the Option Shares enjoy such rights as provided in the Incorporation Documents, which may be amended from time to time, and no assurance or warrant is given with respect to such rights at any time in the future. The Holder further acknowledges that the Option Shares reflect an ownership percentage which may be diluted from time to time.

4.          Transfer. Division and Combination.

(i)          Transfer. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(ii) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(ii)          Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time (the “Securities Act”) and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter substantially in form of Exhibit C attached hereto and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

(iii)          Restrictive Legends. Each certificate for Ordinary Shares initially issued upon the exercise of this Warrant, and each certificate for Ordinary Shares issued to any subsequent transferee of any such certificate, unless, in each case, such Ordinary Shares are eligible for resale without registration pursuant to Rule 144 or an effective registration statement under the Securities Act, shall bear the following legend:

“THE TRANSFER OF THIS SECURITY IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN. THIS SECURITY HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE SECURITY HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(iv)          The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the Holder if (a) such Ordinary Shares are sold or transferred pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), (b) such Ordinary Shares are eligible for sale under Rule 144 free from any volume or other restrictions, or (c) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Commission).

(v)          Division and Combination Expenses. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(i) as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall prepare issue and deliver at Holder’s expense the new Warrant or Warrants under this Section 4.

5.          Adjustments. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 5.

(i)          Stock Dividends. Subdivisions and Combinations. If at any time while this Warrant is outstanding the Company shall:

a)          declare a dividend or make a distribution on its outstanding Ordinary Shares in Ordinary Shares;
b)          subdivide its outstanding Ordinary Shares into a larger number of shares of Ordinary
Shares; or
c)          combine its outstanding Ordinary Shares into a smaller number of Ordinary Shares, then:

(1)          the number of Ordinary Shares acquirable upon exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of Ordinary Shares which a record holder of the same number of Ordinary Shares that would have been acquirable under this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination would own or be entitled to receive after such record date or the effective date of such subdivision or combination, as applicable, and

(2)          the Exercise Price shall be adjusted to equal the current Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision or combination, multiplied by the number of Ordinary Shares into which this Warrant is exercisable immediately prior to the adjustment, divided by the number of Ordinary Shares into which this Warrant is exercisable immediately after such adjustment.

Any adjustment made pursuant to subparagraph (i) of this Section 5 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to this Section 5(i) shall become effective immediately after the effective date of such subdivision or combination.

(ii)          Reorganization. Reclassification, Merger, Consolidation or Disposition of Assets.

If there shall occur a Change of Control and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Ordinary Shares of the Company, then the Holder of this Warrant shall have the right thereafter, until the Expiration Date, to receive, upon the exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and the Other Property receivable upon or as a result of such Change of Control by a holder of the number of Ordinary Shares into which this Warrant is exercisable immediately prior to such event. “Change of Control” means the (i) acquisition by an individual or legal entity or group of more than one-half of the voting rights in the Company; or (ii) sale, conveyance, or other disposition of all or substantially all of the assets, property or business of the Company or the merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effectuation of any transaction or series of related transactions where holders of the Company’s voting securities prior to such transaction or series of transactions fail to continue to hold at least 50% of the voting power of the Company (or, if other than the Company, the successor or acquiring entity) immediately following such transaction.

6.          Notices. Any notice required or contemplated by this Option, including the notice of exercise of the Option, shall be delivered to the Company, by electronic mail to Tal Shank, tal@nanox-technology.com.

7.          Liquidation Event. If all or substantially all Company’s shares or assets are sold, or the Company undergoes a merger, then the Company shall have the right to elect that the Option apply, mutatis mutandis, to the consideration that the Company’s shareholders would get for the Option Shares. If in any manner the existence of this Option shall prevent the Company from entering into a transaction of any kind, then the Company shall have the right to cancel the Option, provided that a prior notice was given to the Holder, and following receipt of such notice the Holder had the opportunity to exercise the Option for at least 15 days.

8.          Loss or Mutilation. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto and in case of mutilation upon surrender and cancellation hereof, the Company, at Holder’s cost, will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

9.         Successors and Assignability. Holder may not assign any of the rights or obligations granted under this Option. Subject to compliance with the provisions of Section 4, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

9.          Choice of Law. This Option is issued under and shall for all purposes be governed by and construed in accordance with the internal laws of Israel, without giving effect to principles of conflicts of law. The courts of Israel shall have exclusive jurisdiction over any dispute that arises in connection with the Option.

IN WITNESS WHEREOF, each of the Company and the Holder has executed this Warrant as of the date first written above.

COMPANY:
NANO-X IMAGING Ltd.

By:
Name: Ran Poliakine
Title: CEO

HOLDER:

By:
Name:
Title:

Address:

Facsimile:

Email:

EXHIBIT A

NOTICE OF EXERCISE

TO:          Nano-x Imaging Ltd.

Attention:  Chief Executive Officer

1.
The undersigned hereby elects to exercise this Warrant (in whole or in part) and accordingly to purchase ___________ shares of Ordinary Shares of the Company, pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full, in an amount of US$_________ .

2.	Please issue a certificate or certificates representing said shares of Ordinary Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

By:
Name:
Title:

Date: